UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported) April 5, 2005


                           VIKING CAPITAL GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


         Utah                            0-22744                  87-0442090
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


       Two Lincoln Centre, 5420 LBJ Freeway, Ste 300, Dallas, Texas 75240
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (972) 386-9996
                                 --------------
              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 8.01       Other Events

Viking Capital Group, Inc. completed an asset purchase transaction on April 5, 2005 with Secure Financial Solutions, Inc., a Nevada corporation, and L&B Marketing, to acquire all rights to the 1st Financial Solutions, Secure Cash(TM) card program. The Secure Cash(TM) is a stored value ATM debit card accessible from any ATM connected to the Star, Maestro or Cirrus networks World-Wide, as well as through any point of sale terminal that accepts Pin number authenticated ATM debit cards. The purchase transaction involved the payment of $63,000 in cash, the issuance of 250,000 restricted Class A common shares of the
Registrant, and the issuance of an option to purchase an additional 250,000 restricted common shares at $0.10 per share for a period of one year. The purchase included all ownership and marketing rights to the Secure Cash(TM) program, all existing inventory of cards, all marketing material, trademarks, and all telephone numbers and web sites associated with the program. The total transaction represents an event amounting to less than ten percent of the Registrant's assets, and the number of shares issued represents less than 5% of the Registrant's outstanding Class A common shares as of the last reporting period.

The information set forth in the Registrant's media release dated April 12, 2005 (attached hereto as Exhibit 99.1) is incorporated herein. The exhibit of this news release is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available.

Item 9.01       Financial Statements and Exhibits

   (c)      Exhibits


  99.1     Press Release dated April 12, 2005


Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    April 12, 2005                           Viking Capital Group, Inc.


                                                  /s/  Kingman L. Hitz
                                                  ---------------------------
                                                  Kingman L. Hitz
                                                  Chief Financial Officer